Exhibit 99.1

LyondellBasell names James Guilfoyle Executive Vice President, Advanced Polymer Solutions and Global Supply Chain

HOUSTON, and LONDON, July 25, 2018 /PRNewswire/ — LyondellBasell (NYSE: LYB), one of the largest plastics, chemicals and refining companies in the world, today announced it has named James (Jim) Guilfoyle executive vice president, Advanced Polymer Solutions and Global Supply Chain. In this capacity, Guilfoyle will continue to report to Chief Executive Officer Bob Patel.

“Jim has been a key player in our company’s success and has provided outstanding leadership for our Intermediates and Derivatives segment,” Patel said. “As our company enters its next phase, with a robust slate of growth opportunities before us, I am confident Jim will provide the same strong leadership as we establish our new Advanced Polymer Solutions platform.”

LyondellBasell’s Advanced Polymer Solutions reporting segment will be created following the company’s completion of the A. Schulman, Inc. acquisition. The new segment will include LyondellBasell’s existing polypropylene compounding business, the assets acquired from A. Schulman, as well as the company’s existing Polybutene-1 and Catalloy businesses. To date, LyondellBasell’s acquisition of A. Schulman has been approved by regulators in the United States, Brazil, Mexico, China, the European Commission, Russia, Serbia and Turkey.

Guilfoyle has spent his career at LyondellBasell and its predecessor companies, starting in 1993 as a chemical engineer in La Porte, Texas before attaining several managerial and technical positions within the company. Most recently, Guilfoyle served as the company’s senior vice president for Global Intermediates and Derivatives and Global Supply Chain.

Guilfoyle earned a bachelor’s degree in chemical engineering from the University of Cincinnati and a master’s degree in the same field from the University of Houston. He holds a Master of Business Administration degree from the University of Houston and attended the executive development program at Northwestern University’s Kellogg School of Management. Guilfoyle serves on the board of directors of the Houston Food Bank.

About LyondellBasell

LyondellBasell (NYSE: LYB) is one of the largest plastics, chemicals and refining companies in the world. Driven by its 13,400 employees around the globe, LyondellBasell produces materials and products that are key to advancing solutions to modern challenges like enhancing food safety through lightweight and flexible packaging, protecting the purity of water supplies through stronger and more versatile pipes, and improving the safety, comfort and fuel efficiency of many of the cars and trucks on the road. LyondellBasell sells products into approximately 100 countries and is the world’s largest licensor of polyolefin technologies. In 2018, LyondellBasell was named to Fortune magazine’s list of the “World’s Most Admired Companies.” More information about LyondellBasell can be found at www.LyondellBasell.com.

Cautionary Note Regarding Forward-looking Statements

This communication includes forward-looking statements relating to the proposed merger between LyondellBasell and A. Schulman, Inc. (“Schulman”), including statements as to the expected completion and effects of the proposed merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of LyondellBasell and Schulman and are subject to significant risks and uncertainties outside of our control. Actual results could differ materially based on factors including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the necessary regulatory approvals may not be obtained, failure to realize the benefits expected from the proposed merger, changes to existing businesses included in the new segment, and the effect of the announcement of the proposed merger on the ability of LyondellBasell and Schulman to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. Discussions of additional risks and uncertainties are contained in LyondellBasell’s and Schulman’s filings with the Securities and Exchange Commission. LyondellBasell is under no obligation and expressly disclaims any obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.